EXHIBIT 5(a)

Form of Election Form

ELGLWB-page 1 of 4

Vanguard Variable Annuity

Monumental Life Insurance Company

Transamerica Financial Life Insurance Company (in New York State only)

Guaranteed Lifetime Withdrawal Benefit Election Form

The Guaranteed Lifetime Withdrawal Benefit (GLWB) is an optional rider that can be added to your Vanguard Variable Annuity Contract by completing this form and by allocating a portion of the accumulated value in your existing contract to one or more of the designated investments eligible for the GLWB. For assistance with this form, call 800-462-2391.

Print in capital letters, preferably in black ink.

Current Contract Information Please provide information about your existing Vanguard Variable Annuity.

☐☐☐☐☐☐☐☐☐
Contract/Certificate Number
☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Name of Owner (first, middle initial, last)
☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Name of Joint Owner, if applicable (first, middle initial, last)
☐☐☐-☐☐☐-☐☐☐☐	☐☐☐-☐☐☐-☐☐☐☐
Daytime Telephone Number	Evening Telephone Number
☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
E-Mail Address

GLWB Rider Type The current annual rider fee of 0.95% of the total withdrawal base applies for the GLWB, and will be assessed on the rider date and on each rider quarter. The rider fee for future premium payments or exchanges into the GLWB designated investments could be higher or lower, but not more than the maximum of 2.0%. This fee is the same whether you choose the single or joint option.

☐SingleLife. This rider will apply to the Annuitant only.

☐JointLife. This rider will apply to both the Annuitant and Joint Annuitant on the Contract. If you need to update the ownership structure of your Contract, complete Section 4.

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Investment Instructions When adding the GLWB to your Contract, you must designate at least a portion of your Contract to one or more of three designated investments: the Conservative Allocation Portfolio, the Moderate Allocation Portfolio, or the Balanced Portfolio.

Check and complete A or B. Please note that by electing the GLWB rider, you agree that any amounts invested in the designated investment options (801, 803, and 69) will become part of the rider.

☐A.	Reallocate My Investments. Enter the percentage of your Contract that you’d like to invest in each of the portfolios listed below. For your convenience, the designated investments for the GLWB are shown in bold.
	Money Market Portfolio (64)	☐☐☐%	Equity Income Portfolio (08)	☐☐☐%
	Short-Term Investment-Grade Portfolio (144)	☐☐☐%	Diversified Value Portfolio (145)	☐☐☐%
	Total Bond Market Index Portfolio (67)	☐☐☐%	Growth Portfolio (10)	☐☐☐%
	High Yield Bond Portfolio (146)	☐☐☐%	Capital Growth Portfolio (603)	☐☐☐%
	Conservative Allocation Portfolio* (801)	☐☐☐%	Mid-Cap Index Portfolio (143)	☐☐☐%
	Moderate Allocation Portfolio* (803)	☐☐☐%	Small Company Growth Portfolio (160)	☐☐☐%
	Balanced Portfolio* (69)	☐☐☐%	REIT Index Portfolio (147)	☐☐☐%
	Total Stock Market Index Portfolio (604)	☐☐☐%	International Portfolio (86)	☐☐☐%
	Equity Index Portfolio (68)	☐☐☐%
			Total:	%

☐B.	Exchange Money Between Individual Portfolios. Indicate the portfolios you want to exchange between and the dollar amount you want to exchange.

From	☐☐☐	To	☐☐☐	$☐,☐☐☐,☐☐☐	OR	☐
	Portfolio Number		Portfolio Number	Dollar Amount		Units
From	☐☐☐	To	☐☐☐	$☐,☐☐☐,☐☐☐	OR	☐
	Portfolio Number		Portfolio Number	Dollar Amount		Units
From	☐☐☐	To	☐☐☐	$☐,☐☐☐,☐☐☐	OR	☐
	Portfolio Number		Portfolio Number	Dollar Amount		Units
From	☐☐☐	To	☐☐☐	$☐,☐☐☐,☐☐☐	OR	☐
	Portfolio Number		Portfolio Number	Dollar Amount		Units
From	☐☐☐	To	☐☐☐	$☐,☐☐☐,☐☐☐	OR	☐
	Portfolio Number		Portfolio Number	Dollar Amount		Units
From	☐☐☐	To	☐☐☐	$☐,☐☐☐,☐☐☐	OR	☐
	Portfolio Number		Portfolio Number	Dollar Amount		Units

*	Designated investments eligible for the Guaranteed Lifetime Withdrawal Benefit.

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Contract Structure Update Complete this section only if you selected “Joint Life” in Section 2 and need to update the ownership structure of your Contract. If you selected “Single Life” in Section 2 or there are no changes to the Contract’s current structure, please skip to Section 5.

To ensure that the Joint Life GLWB rider continues upon the passing of a spouse, the Contract is required to have a specific ownership structure. Please note: This requirement applies only to the Joint Life option. New beneficiary information below will take the place of any current beneficiary designations on the Contract.

Non-Qualified Contracts: The Annuitant’s spouse must be the Joint Annuitant and Joint Owner. (For California residents only: You’re not required to designate your spouse as Joint Owner for the Joint Life GLWB rider. If you choose not to designate your spouse as Joint Owner, you should consider adding him or her as the Owner’s Designated Beneficiary.)

Qualified Contracts: The Annuitant’s spouse must be the Joint Annuitant and the Owner’s Designated Beneficiary.

New Joint Owner

☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Name of New Joint Owner

☐☐☐-☐☐-☐☐☐☐ ☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Social Security Number or Relationship
Other Taxpayer Identification Number

Citizenship	☐U.S.	☐Resident	If Resident Alien, what is your country of origin:
	Citizen	Alien

☐☐-☐☐-☐☐☐☐
Birth Date (month, day, year)

†	S I G N A T U R E	☐☐-☐☐-☐☐☐☐
	Signature of New Joint Owner	Date (month, day, year)

New Joint Annuitant
☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Name of New Joint Annuitant
☐☐☐-☐☐-☐☐☐☐ ☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Social Security Number or Relationship
Other Taxpayer Identification Number
☐☐-☐☐-☐☐☐☐
Birth Date (month, day, year)

Owner’s Designated Beneficiaries

☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Owner’s Primary Beneficiary
☐☐☐-☐☐-☐☐☐☐ ☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Social Security Number or Relationship
Other Taxpayer Identification Number

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☐☐☐ ☐☐☐☐☐ ☐☐☐☐☐☐☐☐☐☐☐☐☐ ☐☐☐☐☐ ☐☐☐

Owner’s Secondary Beneficiary

☐☐☐-☐☐-☐☐☐☐	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐ ☐☐☐
Social Security Number or	Relationship
Other Taxpayer Identification Number

To change the Annuitant’s beneficiaries, please call us to obtain an Annuitant’s Beneficiary Change Form or go to vanguard.com/serviceforms.

Signature(s)

By signing below, I authorize Monumental Life Insurance Company (Transamerica Financial Life Insurance Company in New York State only) to transfer the listed dollar amount or percentage to the portfolios indicated. I also am electing the addition of this rider to my Contract listed on this form. By signing, I also understand that:

This rider will remain in effect on my Contract until I have notified Vanguard in writing of my wish to remove it. If I do choose to remove this rider from my Contract, I understand that there will be a one-year waiting period until I can elect the rider again.

I should review and update or terminate all scheduled events (e.g., systematic withdrawal plans, automatic rebalances, and dollar-cost averaging), as they may have unintended consequences on this Contract.

GLWB withdrawals can begin following the rider anniversary after the Annuitant turns age 59 (based on the younger spouse for the Joint Life option), or I can wait and allow the money in my designated investments the opportunity to grow.

BEFORE YOU SIGN THIS FORM: If you’re adding a new Joint Owner on your Contract, this form will require a signature guarantee. Don’t sign until you’re in the presence of an authorized officer.

†

S I G N A T U R E	☐☐-☐☐-☐☐☐ ☐
Current Owner’s Signature	Date (month, day, year)

Signature Guarantee Please have the authorized officer place the guarantor’s stamp below.	Authorized Officer to Place Stamp Here

Signature of Guarantor

Title/Name of Institution

☐☐-☐☐-☐☐☐☐
Date (month, day, year)

†	S I G N A T U R E	☐☐-☐☐-☐☐☐ ☐
	Current Joint Owner’s Signature (if applicable)	Date (month, day, year)

© 2011

The Vanguard Group, Inc.

All rights reserved.

ELGLWB 092011